                                                                      EXHIBIT 12

                                   MESA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

     The following computation of the ratio of earnings to fixed charges for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and each of the three-month periods ended March 31, 1995 and 1996 represent the actual results of Mesa's operations for those periods.


     The columns entitled "As Adjusted for the Recapitalization" include data for Mesa after giving effect to the Recapitalization as if such Recapitalization had occurred on January 1, 1995.


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
                                                                                                         THREE MONTHS
                                          YEARS ENDED DECEMBER 31,                                     ENDED MARCH 31,
                  ------------------------------------------------------------------------   ------------------------------------
                                                                          1995                1995                1996
                                                               ---------------------------   -------   --------------------------
                                                                            AS ADJUSTED                            AS ADJUSTED
                                                                              FOR THE                                FOR THE
                    1991       1992       1993        1994      ACTUAL    RECAPITALIZATION             ACTUAL    RECAPITALIZATION
                  --------   --------   ---------   --------   --------   ----------------             -------   ----------------
EARNINGS:
  Net income
    (loss)......  $(79,163)  $(89,232)  $(102,448)  $(83,353)  $(57,568)      $ (6,970)      $(7,894)  $ 1,057       $  8,527
  Adjustments:
    Interest
      expense...   150,770    143,392     142,002    144,757    148,630         87,549        36,663    37,749         22,617
                  --------   --------    --------   --------   --------       --------       -------   -------        -------
  Total
    earnings....  $ 71,607   $ 54,160   $  39,554   $ 61,404   $ 91,062       $ 80,579       $28,769   $38,806       $ 31,144
                  ========   ========    ========   ========   ========       ========       =======   =======        =======
  Fixed charges
    Interest
  capitalized...  $     --   $  2,365   $   2,884   $    104   $    908       $    908       $    --   $    68       $     68
    Interest
      expense...   150,770    143,392     142,002    144,757    148,630         87,549        36,663    37,749         22,617
                  --------   --------    --------   --------   --------       --------       -------   -------        -------
  Total fixed
    charges.....  $150,770   $145,757   $ 144,886   $144,861   $149,538       $ 88,457       $36,663   $37,817       $ 22,685
                  ========   ========    ========   ========   ========       ========       =======   =======        =======
  Ratio of
    earnings to
    fixed
    charges.....        NM         NM          NM         NM         NM             NM            NM      1.03           1.37
                  ========   ========    ========   ========   ========       ========       =======   =======        =======
  Preferred
    dividend
 requirements...                                                              $ 21,845                               $  5,737
                                                                              ========                                =======
  Total fixed
    charges and
    preferred
    dividends...                                                              $110,302                               $ 28,422
                                                                              ========                                =======
  Ratio of
    earnings to
    combined
    fixed
    charges and
    preferred
    dividends...                                                                    NM                                   1.10
                                                                              ========                                =======
  Amount by
    which fixed
    charges
    exceed
    earnings....  $ 79,163   $ 91,597   $ 105,332   $ 83,457   $ 58,476       $  7,908       $ 7,894   $    --       $     --
                  ========   ========    ========   ========   ========       ========       =======   =======        =======
  Amount by
    which
    combined
    fixed
    charges and
    preferred
    dividends
    exceed
    earnings....                                                              $ 29,723                               $     --
                                                                              ========                                =======
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